Exhibit 10.6

SPRINGING GUARANTY

THIS SPRINGING GUARANTY (the “Guaranty”) dated as of October 22, 2021, executed and delivered by KITE REALTY GROUP TRUST, a Maryland real estate investment trust (the “Guarantor”) in favor of (a) CAPITAL ONE, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of November 22, 2016, as amended on May 17, 2018 pursuant to that certain First Amendment to Term Loan Agreement, as further amended on November 20, 2018 pursuant to that certain Second Amendment to Term Loan Agreement, as further amended on May 4, 2020 pursuant to that certain Third Amendment to Term Loan Agreement, and as further amended by that certain Fourth Amendment to Term Loan Agreement dated as of even date herewith (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Kite Realty Group, L.P., as successor by merger to Retail Properties of America, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.3 thereof (collectively, the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.

WHEREAS, pursuant to the Loan Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Loan Agreement;

WHEREAS, the Borrower and the Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Loan Agreement and, accordingly, Guarantor is willing, upon the occurrence of a “Springing Recourse Event” (as hereinafter defined), to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, Guarantor’s execution and delivery of this Guaranty is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:

Section 1.     Guaranty. Guarantor, upon the occurrence of a Springing Recourse Event, hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower to any Lender or the Agent under or in connection with the Loan Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Revolving Loans, the Term Loans, the Reimbursement Obligations and the Related Swap Obligations (other than Excluded Swap Obligations), and the payment of all interest, fees, charges, attorneys’ fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders and the Agent in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (d) all other Obligations.

For the purposes of this Guaranty, the occurrence of any of the events described in (1)-(3) below shall be a “Springing Recourse Event”:

(1)           (A) Guarantor fails to perform or comply with any of the following terms (each, a “Guarantor Covenant Breach”):

(i)            the Guarantor shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of general or limited partnership interests in the Borrower and the management of the business of the Borrower, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of the Borrower;

(ii)           the Guarantor shall not own any assets other than (A) equity interests (or rights, options or warrants in respect thereof) of the Borrower, (B) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Borrower; (C) money that has been distributed to Guarantor by Borrower or a Subsidiary of Borrower described in clause (ii)(B) above in accordance with Section 6.11 of the Loan Agreement that is held for ten (10) Business Days or less pending further distribution to equity holders of the Guarantor, (D) assets received by the Guarantor from third parties (including, without limitation, the proceeds from any issuance of equity interests), that are held for ten (10) Business Days or less pending further contribution to Borrower, (E) such bank accounts or similar instruments (subject to the other terms hereof) as it deems necessary to carry out its responsibilities under the limited partnership agreement of the Borrower, and (F) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of Borrower and its Subsidiaries (but which in no event shall include any real estate, cash, cash equivalents or other liquid assets in excess of $500,000 in the aggregate (except as permitted in clauses (ii)(C) and (D) above) or equity interests (other than equity interests permitted in clauses (ii)(A) and (B) above);

(iii)          the Guarantor shall promptly contribute or otherwise downstream to the Borrower any net assets received by the Guarantor from third parties (including, without limitation, the proceeds from any issuance of equity interests), subject to the terms of clause (ii)(D) above;

(iv)          the Guarantor shall not merge or consolidate (except as permitted in the Loan Agreement), or dissolve, liquidate or otherwise wind up its business, affairs or assets;

(v)           the Guarantor shall not guarantee, or otherwise be or become obligated in respect of, any Indebtedness (which for the purposes hereof shall include any obligations under any Swap Contract but shall exclude (A) [intentionally omitted], (B) all obligations of the Guarantor to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock (as hereinafter defined) issued by the Guarantor or any other Person, (C) any liability pursuant to non-recourse carveout guaranties with customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to recourse liability (a “Customary Nonrecourse Debt Guaranty”) until a claim is made with respect thereto (provided that for the purposes of this clause (v), the Guarantor shall not be deemed to have violated this covenant with respect to Indebtedness under a Customary Nonrecourse Debt Guaranty until a judgment is obtained with respect to claims under Customary Nonrecourse Debt Guaranties individually or in the aggregate of $30,000,000 or greater), and (D) any liability pursuant to a springing guaranty on substantially the same terms as the Springing Guaranty; and provided further that the Guarantor’s liability with respect to (x) Indebtedness of Borrower in place as of March 31, 2014 and (y) Indebtedness of Inland Diversified Real Estate Trust, Inc., a Maryland corporation (“Inland Diversified”) assumed by Borrower and that is existing debt of Inland Diversified as of July 1, 2014 and was not incurred as a part of or in anticipation of the merger of Inland Diversified with and into KRG Magellan, solely by virtue of the Guarantor being the general partner of Borrower and not as a guarantor, shall be excluded from the foregoing provided such liability is not increased; and

(B) with respect to a Guarantor Covenant Breach of any event described in (1)(A)(i)-(iii) above, the passage of forty-five (45) days after the first to occur of either (i) Borrower or Guarantor becoming aware of such Guarantor Covenant Breach, or (ii) Agent notifying Borrower in writing of any such Guarantor Covenant Breach, or

(C) with respect to a Guarantor Covenant Breach of the event described in clause (1)(A)(v) above, the passage of ten (10) Business Days (or forty-five (45) days if the aggregate Indebtedness for the purposes of clause (1)(A)(v) above is less than $10,000,000), after the first to occur of either (i) Borrower or Guarantor becoming aware of such Guarantor Covenant Breach, or (ii) Agent notifying Borrower in writing of any such Guarantor Covenant Breach; or

(2)            Borrower or Guarantor shall commence a voluntary case under the Bankruptcy Code of 1978, as amended, or any other federal bankruptcy or any other domestic or foreign laws relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts, in each case with respect to Borrower or Guarantor, whether now or hereinafter in effect (collectively, a “Bankruptcy Proceeding”); or

(3)            Borrower or Guarantor or any officer or director thereof shall collude with, or otherwise assist any party in connection with any such filing in a Bankruptcy Proceeding or solicit or cause to be solicited petitioning creditors for any involuntary petition against Borrower or Guarantor in any such Bankruptcy Proceeding from any party.

Guarantor acknowledges and agrees that the guaranty under this Guaranty of the Guarantied Obligations shall automatically become fully effective upon the occurrence of any Springing Recourse Event and no other documentation or notice shall be required to evidence the same.

Section 2.     Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and upon the occurrence of a Springing Recourse Event, a debt of Guarantor for its own account. Accordingly, none of the Lenders or the Agent shall be obligated or required before enforcing this Guaranty against Guarantor after a Springing Recourse Event: (a)  to pursue any right or remedy any of them may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party, or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Guarantied Obligations.

Section 3.     Guaranty Absolute. Guarantor, upon the occurrence of a Springing Recourse Event, guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. Upon the occurrence of a Springing Recourse Event, the liability of Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not Guarantor consents thereto or has notice thereof and whether before or after the occurrence of a Springing Recourse Event):

a.             (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Loan Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Loan Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

b.             any lack of validity or enforceability of the Loan Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

c.             any furnishing to the Agent or the Lenders of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

d.             any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

e.             any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

f.              any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

g.            any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

h.             any application of sums paid by the Borrower, any other Loan Party or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

i.              any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

j.              any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.     Action with Respect to Guarantied Obligations. The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, Guarantor, and without discharging Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Loan Agreement or any other Loan Document; provided, however, that no such amendments can require Guarantor to modify the nature of the springing guaranty provided hereunder without the approval of Guarantor; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.

Section 5.     Reserved.

Section 6.     Reserved.

Section 7.     Waiver. Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of Guarantor or which otherwise might operate to discharge Guarantor from its obligations hereunder.

Section 8.     Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented under applicable law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations after the occurrence of a Springing Recourse Event by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.     Reinstatement of Guarantied Obligations. If claim is ever made on the Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Loan Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and Guarantor shall, upon the occurrence of a Springing Recourse Event, be and remain liable to the Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent or such Lender.

Section 10.   Subrogation. Upon the making by Guarantor of any payment hereunder for the account of the Borrower, Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action Guarantor may have against the Borrower arising by reason of any payment or performance by Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, Guarantor shall hold such amount in trust for the benefit of the Agent and the Lenders and shall forthwith pay such amount to the Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement or to be held by the Agent as collateral security for any Guarantied Obligations existing.

Section 11.   Payments Free and Clear. All sums payable by Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set off or counterclaim or any deduction or withholding whatsoever, and if Guarantor is required by applicable law or by a Governmental Authority to make any such deduction or withholding, Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12.   Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or applicable law and not by way of limitation of any such rights, Guarantor hereby authorizes the Agent and each Lender, at any time during the continuance of an Event of Default and after the occurrence of a Springing Recourse Event, without any prior notice to Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender, or any affiliate of the Agent or such Lender, to or for the credit or the account of Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Guarantor agrees, to the fullest extent permitted by applicable law and subject to the terms hereof, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation after the occurrence of a Springing Recourse Event as fully as if such Participant were a direct creditor of Guarantor in the amount of such participation.

Section 13.   Subordination. Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower to Guarantor of whatever description, including without limitation, all intercompany receivables of Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then Guarantor shall not accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14.   Avoidance Provisions. It is the intent of Guarantor, the Agent and the Lenders that in any Proceeding, Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.   Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the Lenders shall have any duty whatsoever to advise Guarantor of information regarding such circumstances or risks.

Section 16.   Governing Law. THIS AGREEMENT SHALL PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 17.   WAIVER OF JURY TRIAL.

a.             EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG GUARANTOR, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG GUARANTOR, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

b.             EACH OF THE GUARANTOR, THE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

c.             THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

Section 18.   Loan Accounts. The Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge Guarantor of any of its obligations hereunder.

Section 19.   Waiver of Remedies. No delay or failure on the part of the Agent or any Lender in the exercise of any right or remedy it may have against Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.   Termination. This Guaranty shall remain in full force and effect until (a) the termination of all of the Commitments, (b) the termination of any and all obligations of the Lenders to make any Loans, and (c) the payment and satisfaction in full of all Guarantied Obligations in accordance with their terms (and without regard to any extension, reduction or other alteration thereof in any Proceeding), other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made; provided, that, notwithstanding the foregoing, the provisions of Section 9 shall survive and continue following any such termination.

Section 21.   Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to Guarantor shall be deemed to include Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Loan Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, Guarantor and without releasing, discharging or modifying Guarantor’s obligations hereunder. Subject to Section 12.4 of the Loan Agreement, Guarantor hereby consents to the delivery by the Agent or any Lender to any Purchaser or Participant (or any prospective Purchaser or Participant) of any financial or other information regarding the Borrower or Guarantor. Guarantor may not assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22.   [Reserved.]

Section 23.   Amendments. This Guaranty may not be amended other than in writing in accordance with the terms of Section 8.2 of the Loan Agreement.

Section 24.   Payments. All payments to be made by Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII of the Loan Agreement, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, not later than 2:00 p.m. on the date of demand therefor.

Section 25.   Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Loan Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.   Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.   Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.   Limitation of Liability. Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender, shall have any liability with respect to, and Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Loan Agreement or any of the other Loan Documents. Guarantor hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by Loan Agreement or financed thereby.

Section 29.   Definitions. a.   For the purposes of this Guaranty:

“Mandatorily Redeemable Stock” means any equity interest of a Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an equity interest to the extent redeemable in exchange for common stock or other equivalent common equity interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an equity interest which is redeemable solely in exchange for common stock or other equivalent common equity interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Guarantor; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to Guarantor; (iv) Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) Guarantor makes a general assignment for the benefit of creditors; (vii) Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by Guarantor for the purpose of effecting any of the foregoing.

b.             Terms not otherwise defined herein are used herein with the respective meanings given them in the Loan Agreement.

[Signature on Next Page]

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

GUARANTOR:

KITE REALTY GROUP TRUST

By:	/s/ Heath R. Fear
Name: Heath R. Fear
Title: Executive Vice President and Chief Financial Officer

Address for Notices:

Kite Realty Group Trust
30 S. Meridian Street, Suite 1100
Indianapolis, Indiana 46204
Attention: Chief Financial Officer
Telecopy Number:	(317) 577-5605
Telephone Number:	(317) 577-5600

with a copy to:

Hogan Lovells US LLP
555 13th Street, N.W.
Washington, D.C. 20004
Attn: David Bonser
Telephone:	(202) 637-5868
Telecopy:	(202) 637-5910